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Exhibit 5.3

[Letterhead of Kenlan Schwiebert & Facey, P.C.]

October 13, 2004

Capital City Press, Inc.
c/o The Sheridan Group, Inc.
11311 McCormick Road, Suite 260
Hunt Valley, MD 21031-1437

Dechert LLP
4000 Bell Atlantic Tower
1717 Arch Street
Philadelphia, PA 19103-2791

  Re:
  Capital City Press, Inc. ---- KS&F File No: 5527-200

        Gentlemen and Ladies:

        We have acted as special counsel to Capital City Press, Inc. ("CCP"), a Vermont Corporation, in connection with the preparation and filing of a Registration Statement (the "Registration Statement") by The Sheridan Group, Inc., a Maryland corporation (the "Issuer"), and certain of its subsidiaries, including CCP, with the Securities and Exchange Commission for the purpose of registering the issuance of up to an aggregate principal amount of $105,000,000 of the Issuer's 10 1/4% Senior Notes due 2011 (the "Exchange Notes") and the guarantees thereof (the "Exchange Guarantees"), including, among others, guarantees issued by CCP (the "CCP Guarantees"). We have been advised that the Exchange Notes are to be issued pursuant to the terms of the Indenture, dated as of August 21, 2003, by and among Sheridan Acquisition Corp. and the Bank of New York as trustee and notes collateral agent (the "Trustee"), as supplemented by the Supplemental Indenture, dated as of August 21, 2003, by and among the Guarantors named therein and the Trustee, the Second Supplemental Indenture, dated as of May 11, 2004, by and among the Issuer, Lisbon Acquisition Corp. and the Trustee, and the Third Supplemental Indenture, dated as of May 11, 2004, by and among the Issuer, the Guarantors, and the Trustee (the August 21, 2003 Indenture and supplements, collectively, the "Indenture").

        In rendering the opinion set forth below, we have examined the corporate actions taken by CCP in connection with the authorization, execution, and delivery of the CCP Guarantees, and have made such inquiry of officers and directors of CCP as we have deemed necessary and appropriate. In this regard, we have reviewed and rely upon the CCP Secretary's Certificate dated October 13, 2004 (the "CCP Secretary's Certificate"). In rendering the opinions set forth below, we have assumed the genuineness of all signatures (other than of CCP), the authenticity of all documents submitted to us as originals, the conformity to authentic original documents of all documents submitted to us as certified, conformed, or photostatic copies, and the authenticity of the originals of such documents.

        Based upon the foregoing and the CCP Secretary's Certificate, and subject to the assumptions, qualifications and disclaimers set forth herein, we are of the opinion that:

        1.    Due Organization; Good Standing.    CCP is a corporation duly incorporated, validly existing, and in good standing under the laws of the State of Vermont and has all requisite corporate power and authority to conduct and carry on its business and to execute and deliver the CCP Guarantees.

        2.    Authorization.    The CCP Guarantees have been duly authorized, validly executed, and delivered by CCP.

        The opinions expressed herein are limited to the laws of the State of Vermont. We express no opinion concerning the laws of any other jurisdiction. In addition, we express no opinion concerning any federal securities laws or regulations or state securities or blue sky laws.

        This opinion speaks only as of the date hereof. We assume no obligation to advise the addressee (or any third party) of any changes in the law, documentation or facts that may occur after the date of this opinion.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the prospectus contained therein under the caption "Legal Matters." In giving such consent we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

        The opinions expressed herein are rendered pursuant to Item 601(b)(5)(i) of Regulation S-K under the Securities Act and may not be used or relied upon for any other purpose.

Sincerely,
/s/ A. JAY KENLAN A. Jay Kenlan

AJK/clo

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  Exhibit 5.3